UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2018

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1925 Century Park East, Suite 1380, Los Angeles, CA
(Address of principal executive offices)

(323) 486-1809
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Officers and Directors

Effective August 16, 2018, our Board of Directors appointed A. David Youssefyeh and Dr. Ashok Patel to serve as new members of the Board. Concurrently with these appointments, our Board of Directors appointed Dr. Patel to serve as our new President and CEO, and appointed Mr. Youssefyeh to serve as our new CFO. Our outgoing CEO, Daniel Crawford, was appointed to serve as Chairman of our Board of Directors. Mr. Crawford will also continue to serve as a Director and as our Secretary and Treasurer.

Dr. Ashok Patel, PhD is our newly appointed Director, CEO, and President. Dr. Patel is the founder and CEO of Centre Manufacturing, LLC. Centre Manufacturing specializes in the formulation and manufacturing of all-natural health and beauty products for customers around the world. Previously, Dr. Patel has worked in both the medical diagnostics and pharmaceutical fields. He supplied both technical help and specialty ingredients to cosmetics, medical diagnostics and pharmaceutical companies. Dr. Patel received his Ph.D. in Medical Biochemistry from the University of Wales, Cardiff Wales, in 1982 and his Bachelor’s in Science in Medical Biochemistry from the University of Birmingham, England in 1979.

A. David Youssefyeh, Esq. is our newly appointed Director and CFO. Mr. Youssefyeh is a managing attorney in the law firm A|D|Y Law Group. P.C., where he specializes in complex business and real estate litigation and transactions. Mr. Youssefyeh holds a B.A. from the University of Southern California (International Finance) and a J.D. from Loyola Law School, where he was a Staff Writer and an Editor of the Entertainment Law Journal.

At this time, we do not have written employment agreements or other formal compensation arrangements with Dr. Patel or Mr. Youssefyeh.

Except as set forth below, our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

1. On June 19, 2018, we formed a new company, Endo & Centre Venture, LLC (“Endo & Centre”), for the purposes of carrying out a joint venture with Centre Manufacturing, Inc. (“Centre Manufacturing”), a food and beverage manufacturer. As discussed above, Dr. Patel is the founder and CEO of Centre Manufacturing. Through Endo & Centre, we plan to pursue the manufacture, marketing, and sales of private label food and beverages. Centre Manufacturing will carry out the product manufacturing and, through our subsidiary Endo Brands, Inc., we will focus on marketing and sales of private-label food and beverage products. Our subsidiary, Endo Brands, Inc., owns 51% of Endo & Centre, and Centre Manufacturing owns a 49% membership interest. Profits and losses for the company will be shared on a 50/50 basis. Endo & Centre is jointly managed by Mr. Crawford and Dr. Patel.

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2018 Incentive Plan

On August 16, 2018, our Board of Directors approved the Right On Brands, Inc. 2018 Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. The Plan provides that up to a maximum of 10,000,000 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

SECTION 8 – Other Events

Item 8.01 Other Events.

Effective immediately, our corporate phone number has been changed to (323) 486-1809.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2018 Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

Date: August 16, 2018	By:	/s/ Ashok Patel
Ashok Patel
Chief Executive Officer

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